Exhibit 10.4

Execution Version

CLASS A-1-RL LOAN AGREEMENT

dated as of April 27, 2026

among

OWL ROCK CLO XI, LLC,

as Borrower,

THE VARIOUS FINANCIAL INSTITUTIONS TIME TO TIME PARTY HERETO,

as Lenders,

STATE STREET BANK AND TRUST COMPANY,

as Loan Agent and as Collateral Trustee

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-ii-

ANNEX I –	Definitions

EXHIBIT A –	Form of Assignment and Assumption Agreement
EXHIBIT B –	Form of Conversion Notice
EXHIBIT C –	[Reserved]
SCHEDULE 1 –	Class A-1-RL Commitments and Applicable Outstanding Percentage
SCHEDULE 2 –	Notice Data
SCHEDULE 3 –	Lender Wire Transfer Instructions
SCHEDULE 4 –	Collateral Trustee Wiring Instructions

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CLASS A-1-RL LOAN AGREEMENT

This CLASS A-1-RL LOAN AGREEMENT (the “Agreement”), dated as of April 27, 2026, is entered into by and among OWL ROCK CLO XI, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), various financial institutions and other persons which are, or may become, parties hereto as Lenders, and STATE STREET BANK AND TRUST COMPANY (the “Bank”), as loan agent (in such capacity, the “Loan Agent”) and as Collateral Trustee (in such capacity, the “Collateral Trustee”) under the Indenture.

W I T N E S S E T H:

WHEREAS, the Borrower is a Delaware limited liability company with powers to pursue a strategy of investing on a leveraged basis and actively managing a diversified pool of Collateral Obligations;

WHEREAS, in furtherance thereof, the Borrower desires to obtain from each of the Lenders a secured loan, which shall be made subject to the terms and conditions set forth herein, in a maximum aggregate principal amount not to exceed at any time the Aggregate Class A-1-RL Commitment;

WHEREAS, the Borrower will also be issuing certain securities under the Indenture, subject to the terms and conditions set forth therein, and will pledge as security for certain such securities and the secured loans borrowed hereunder all of the Assets, as set forth in the Indenture;

WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to extend such secured loans; and

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby as of the First Refinancing Date, hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. Defined Terms. As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein (including in Annex I hereto) shall have the respective meanings set forth in the Indenture. Subject to Section 1.5 hereof, in the event of any inconsistency between the definition of any term as set forth herein and the definition for such term as set forth in the Indenture, the definition for such term as set forth in the Indenture shall control.

Section 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Assignment and Assumption Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Credit Document.

Section 1.3. Interpretation. In this Agreement, unless a clear contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c) reference to any gender includes each other gender;

(d) reference to any agreement (including this Agreement, Annex I and the Exhibits and Schedules hereto), document or instrument means such agreement, document or instrument as amended, supplemented, restated or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(e) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

(f) unless the context indicates otherwise, reference to any Article, Section, Schedule, Annex or Exhibit means such Article, Section or Schedule hereof or Annex or Exhibit hereto;

(g) “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(i) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including;” and

(j) reference to any rating by a Rating Agency includes any equivalent rating in a successor rating category of such Rating Agency.

Section 1.4. Accounting Matters. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

Section 1.5. Conflict Between Credit Documents. If there is any conflict between this Agreement and the Indenture or any other Credit Document, this Agreement, the Indenture and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture shall prevail and control and in any other case this Agreement shall prevail and control.

Section 1.6. Legal Representation of the Parties. This Agreement was negotiated by the parties hereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

ARTICLE II

CLASS A-1-RL COMMITMENTS

Section 2.1. Commitment of Each Lender. (a) Subject to the terms and conditions of this Agreement, the Lenders, severally, but not jointly, agree to make a term loan to the Borrower (each such loan, a “Secured Loan” and all such loans collectively (and together with any Additional Loans made pursuant to the terms of this Agreement then outstanding), the “Secured Loans”), the payment of which may be made to the Collateral Trustee on behalf of the Borrower pursuant to the wiring instructions on Schedule 4 hereto) in an aggregate principal amount equal to the Aggregate Class A-1-RL Commitment.

(b) On the First Refinancing Date, in accordance with Section 3.1 hereof, each Initial Lender hereby agrees to make available to the Borrower a Secured Loan in the amount equal to its respective percentage (as set forth on Schedule 1 hereto) of the Aggregate Class A-1-RL Commitment (with respect to each Initial Lender, its “Class A-1-RL Commitment”).

(c) Subject to the terms hereof and the Priority of Payments, the Borrower may from time to time prepay the Secured Loans in accordance with the terms of the Indenture and Priority of Payments; provided that the Borrower may not re-borrow any Secured Loan following the prepayment or repayment thereof. Upon the funding of its respective Class A-1-RL Commitment on the First Refinancing Date, the obligation of each Initial Lender to make a Secured Loan or fund any portion of the Aggregate Class A-1-RL Commitment hereunder shall terminate.

(d) Without limiting the generality of the foregoing, the Secured Loans shall constitute “Class A-1-RL Loans” as defined under the Indenture and shall comprise and be a part of the “Class A Debt” as set forth therein and, as such, shall be subject to the terms and conditions of the Indenture applicable to the Class A-1-RL Loans and the Class A Debt, and shall have, in addition to the rights granted hereunder, the rights afforded under the Indenture to lenders of such debt (as applicable).

ARTICLE III

BORROWING OF THE SECURED LOANS

Section 3.1. Borrowing Procedures. (a) All borrowings of the Secured Loans shall be made in accordance with this Section 3.1.

(b) [Reserved].

(c) Additional Borrowings. On any Business Day, the Borrower may, in connection with the issuance of additional debt under Section 2.4 of the Indenture, borrow additional loans hereunder (any such loan, an “Additional Loan”). The borrowing of such Additional Loan(s) shall be subject to the conditions set forth in Section 2.4 of the Indenture, and may only be borrowed (i) if such conditions have been met and (ii) if the making of such Additional Loans and the principal amount thereof is specified in a Conforming Amendment to this Agreement that is acknowledged by the Loan Agent and the Collateral Trustee. The opportunity to act as Lender with respect to such Additional Loans will, to the extent reasonably practicable, be provided first to the existing Lenders in such amounts as are necessary to preserve their pro rata share of the then outstanding Secured Loans. If a Person that was not previously a party to this Agreement extends any such Additional Loan, it will be required to be made a party to this Agreement by executing the amendment reflecting the terms of such Additional Loans and adding such Person as a Lender hereunder. This Agreement will be amended to reflect the terms of any Additional Loans in accordance with Section 8.11.

Section 3.2. Lender Notes. No Secured Loans will be represented by a promissory note or other instrument.

Section 3.3. Principal Payments and Prepayments.

(a) Repayment of Principal. Unless principal on the Secured Loans becomes due and payable at an earlier date by acceleration, prepayment or otherwise, all unpaid principal of the Secured Loans shall be due and payable on the final stated maturity of such Secured Loan. In addition, the Borrower shall make payments of unpaid principal of the Secured Loans on each Payment Date after the Reinvestment Period to the extent provided in the Priority of Payments. Any such payments of principal will be paid to the Loan Agent for payment to the Lenders in accordance with the Priority of Payments and the terms of this Agreement.

(b) Prepayments. Subject to the limitations set forth in the Indenture, on any Payment Date or Redemption Date, prepayments of principal may be made on the Secured Loans in the event of redemptions or prepayments pursuant to the Indenture, including in connection with a failure of a Coverage Test, in connection with a Special Redemption, any Optional Redemption (including without limitation, a Refinancing), any Tax Redemption or any Mandatory Redemption. Any such prepayments will be paid to (or at the direction of) the Loan Agent for payment to the Lenders in accordance with the Priority of Payments and the terms of this Agreement.

(c) Application. Each principal payment of the Secured Loans pursuant to this Agreement shall be subject to the terms of the Indenture (including the subordination provisions set forth in Section 13.1 therein), and the Priority of Payments. Payments to the Lenders shall be made pro rata based on the Aggregate Outstanding Amount of Secured Loans made under this Agreement. Secured Loans that are prepaid in connection with a redemption of Securities pursuant to Article IX of the Indenture will receive the Redemption Price in respect of such Secured Loans in accordance with the Indenture.

Section 3.4. Interest Payments. (a) Interest on each Secured Loan shall be due and payable in arrears on each Payment Date in accordance with the terms of the Indenture (including the subordination provisions set forth in Section 13.1 of the Indenture and the payment provisions set forth in Section 2.8 of the Indenture) and the Priority of Payments.

(b) On each Payment Date, interest due and payable on the unpaid principal amount of each Secured Loan for each applicable Interest Accrual Period, shall be an amount equal to the product of (i) the Aggregate Outstanding Amount of such Secured Loan as of the preceding Payment Date (after giving effect to payments on any such Secured Loans on such preceding Payment Date), (ii) the Benchmark for the Interest Accrual Period plus the Applicable Margin and (iii) the actual number of days during the Interest Accrual Period divided by 360. The Benchmark with respect to each Interest Accrual Period (or portion thereof) shall be determined as provided in the Indenture. To the extent lawful and enforceable, interest shall accrue on any defaulted amounts that remain unpaid on and after any Payment Date as set forth in Section 2.8 of the Indenture.

(c) Unless otherwise directed in writing by the Loan Agent (at the direction of Lenders holding a Majority of the outstanding Secured Loans) to the contrary, the Borrower shall cause all payments of interest on the Secured Loans to be made to (or at the direction of) the Loan Agent for the account of each Lender in accordance with Section 3.5 herein.

(d) Each Lender hereby consents to the Borrower’s appointment of the Collateral Administrator, to serve as Calculation Agent under the Indenture and this Agreement. All computations of interest hereunder shall be made by the Calculation Agent in accordance Section 8.6 herein with Section 7.16 of the Indenture (which shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety). All other calculations, including the Outstanding amount of each Lender’s Secured Loan, each Lender’s Applicable Outstanding Percentage and pro rata payments, shall be made by the Loan Agent.

(e) In no event shall the rate of interest applicable to any Secured Loan exceed the maximum rate permitted by Applicable Law.

Section 3.5. Method and Place of Payment. (a) To the extent funds are available pursuant to the Priority of Payments, all payments by the Borrower of principal and interest in respect of Secured Loans made pursuant hereto and all fees and all other amounts payable hereunder shall be made in Dollars. Except as otherwise specifically provided herein, unless otherwise directed in writing by the Loan Agent (at the direction of Lenders holding a Majority of the outstanding Secured Loans) to the Collateral Trustee, all payments under this Agreement shall be made to (or at the direction of) the Loan Agent for the ratable (based on their Applicable Outstanding Percentage) account of the Lenders entitled thereto in accordance with the wire transfer instructions set forth in Schedule 3 (which funds, if delivered to the Loan Agent, the Loan Agent shall promptly forward to such Lenders). Each Lender shall be paid interest accrued on the Secured Loans it holds for each day it holds such Secured Loans (but excluding any date of assignment) during an Interest Accrual Period on the related Payment Date (in the case of an assignment of Secured Loans between the applicable Payment Date, regardless of whether or not it holds such Secured Loan on such Payment Date). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension. For the avoidance of doubt, all payments by the Borrower of principal and interest in respect of Secured Loans, or any other amounts owed to a Lender hereunder, payable on a Payment Date shall be made to the Lender of record identified in the Loan Register; provided that, if all or a portion of such Lender’s Secured Loan has been assigned pursuant to Section 8.4(c) below since the first date of the corresponding Interest Accrual Period, the Loan Agent shall allocate payments in respect of such Secured Loan to the assignor of such Secured Loan and the assignee of such Secured Loan based on the actual number of days on which such assignor and assignee were registered, respectively, as the Lender in the Loan Register during such Interest Accrual Period.

(b) The Loan Agent shall establish a segregated non-interest bearing account in the name of the Loan Agent for the benefit of the Lenders (the “Lender Account”) to which payments made by the Borrower for payment of Secured Loans shall be deposited upon receipt for further payment to the Lenders. Amounts in the Lender Account shall remain uninvested.

(c) The Lender Account shall be established and maintained (a) with a federal -6- or state-chartered depository institution that has a short-term debt rating of at least “A-1” and a long-term issuer credit rating of at least “A” (or, in the absence of a short-term debt rating, a long-term issuer credit rating of at least “A+”) by S&P or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered depository institution that has a short-term debt rating of at least “A-1” and a long-term issuer credit rating of at least “A” (or, in the absence of a short-term debt rating, a long-term issuer credit rating of at least “A+”) by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) (an “Eligible Institution”) and, in each case, if such institution’s rating falls below any such rating threshold, the assets held in such Account shall be moved within 30 calendar days to another institution that satisfies those ratings. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

Section 3.6. Subordination. (a) All Secured Loans incurred pursuant to this Agreement are subject to, and each Lender hereby consents and agrees to, the subordination and remedy provisions set forth in Section 13.1 of the Indenture. Article XIII of the Indenture shall be binding upon each Lender as though such sections (and the corresponding defined terms) had been set forth herein in their entirety.

(b) Each Lender hereby acknowledges and agrees that all of its Secured Loans are subject to the terms and conditions of this Agreement and the Indenture. Each Lender hereby agrees and acknowledges that its right to any payment shall be subordinate and junior to certain other payment obligations senior in right of payment as provided in the Priority of Payments (collectively, the “Senior Items”). In the event that, notwithstanding the provisions of this Agreement and the Indenture, any Lender shall have received any payment or distribution in respect of its Secured Loan contrary to the provisions of the Indenture or this Agreement, then, unless and until each Senior Item shall have been paid in full in Cash or, to the extent the applicable party in respect of each such Senior Item consents, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Trustee, who shall pay and deliver the same in respect of the Senior Items in accordance with the Indenture; provided, however, that if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Trustee as part of the Assets and subject in all respects to the provisions of the Indenture. Each Lender hereby agrees for the benefit of all recipients of the Senior Items that such Lender shall not demand, accept, or receive any payment or distribution in respect of its Secured Loan in violation of the provisions of the Indenture. Nothing in this Section 3.6(b) shall affect the obligation of the Borrower to pay the Lenders hereunder.

(c) Loan Agent Entitled to Assume Payment Not Prohibited in Absence of Notice. The Loan Agent shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Loan Agent unless and until a Trust Officer of the Loan Agent responsible for the administration of this Agreement has actual knowledge thereof or unless and until the Loan Agent shall have received (in its role as Loan Agent) written notice thereof from the Borrower (in the form of an Officer’s certificate reasonably satisfactory to the Loan Agent), the Collateral Trustee, or persons representing themselves to be other Lenders and, prior to the receipt of any such written notice, the Loan Agent, subject to the provisions of this Agreement, shall be entitled in all respects conclusively to assume that no such fact exists, and the Loan Agent shall have no liability hereunder for any payment made, or action taken, by it without such knowledge or notice.

Section 3.7. Conversion. (a) Upon delivery from a Converting Lender to the Collateral Trustee, the Loan Agent, the Rating Agency and the Issuer of a notice substantially in the form of Exhibit B hereto, a Converting Lender may elect a Business Day (such Business Day, a “Conversion Date”) upon which all or a portion of the Aggregate Outstanding Amount of the Class A-1-RL Loans held by such Converting Lender shall be converted into Class A Notes of an equal aggregate principal amount in accordance with this Indenture; provided that (i) each such conversion be in a minimum amount of $150,000 and (ii) the Conversion Date shall be no earlier than the fifth Business Day following the date such notice is delivered (or such later date as may be reasonably agreed to by the Converting Lenders, the Class A-1-RL Loan Agent and the Collateral Trustee) and may not be between a Record Date and the related Payment Date or Redemption Date, as applicable.

(b) The Lenders will agree to provide reasonable assistance to the Collateral Trustee and the Loan Agent in connection with such conversion, including, but not limited to, providing applicable instructions to DTC, the Collateral Trustee and the Registrar.

(c) Upon receipt by the Registrar on or prior to the Conversion Date of (A) a certificate substantially in the form of Exhibit B attached hereto, (B) in the case of a conversion to Class A Notes in the form of interests in a Global Secured Note, instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member (as defined in the Indenture) to instruct DTC to cause to be credited a beneficial interest in the applicable Rule 144A Global Note and/or Regulation S Global Note in an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount of the Class A-1-RL Loans being converted and (C) in the case of a conversion to Class A Notes in the form of interests in a Global Secured Note, a written order given in accordance with DTC’s procedures containing information regarding each applicable participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Class A-1-RL Loan Agent shall cause the Class A-1-RL Loans to be cancelled pursuant to the Class A-1-RL Loan Agreement and record the conversion in the Loan Register in accordance with the Class A-1-RL Loan Agreement and the Issuer shall issue and the Collateral Trustee shall authenticate and deliver a Class A Note and/or the Collateral Trustee shall approve the instructions at DTC, concurrently with such cancellation, to authorize DTC to credit to the DTC participant account of each applicable Person specified in such instructions a beneficial interest in the Class A Notes, in each case, equal to the Aggregate Outstanding Amount of the Class A-1-RL Loans converted.

(d) Upon satisfaction of the requirements specified above, the Class A-1-RL Loans will cease to be Outstanding and will be deemed to have been repaid in full for all purposes under this Indenture and the Class A-1-RL Loan Agreement. On the Conversion Date, the Aggregate Outstanding Amount of the Class A Notes will be increased by the current outstanding principal amount of the Class A-1-RL Loans so converted. Interest accrued on the Class A-1-RL Loans since the prior Payment Date (or the First Refinancing Date or the issue or incurrence date of such additional Secured Debt, if no Payment Date has occurred since such date) will, as of the Conversion Date, be deemed to have been Outstanding on the corresponding Class A Notes since such prior Payment Date (or the First Refinancing Date or the issue or incurrence date of such additional Secured Debt, if no Payment Date has occurred since such date) and will thereafter accrue at the Interest Rate applicable to the Class A Notes. For the avoidance of doubt, neither Class A Notes nor any other Securities may be converted into Class A-1-RL Loans.

(e) Notwithstanding anything herein to the contrary, each Lender may elect, in its sole discretion, to exercise the Conversion Option concurrently with an assignment of all or a portion of its Class A-1-RL Loans (an “Assignment/Conversion”) such that the effective date of the assignment occurs on the related Conversion Date and the assignee receives Class A Notes in lieu of the portion of the Class A-1-RL Loans being assigned. Any assignment made in connection with an Assignment/Conversion shall meet both the requirements for an assignment set forth in Section 8.4 and for conversion set forth in this Section 3.7. Any Lender electing to make an Assignment/Conversion shall deliver to the Collateral Trustee, the Class A-1-RL Loan Agent and the Issuer at least five Business Days prior to the Conversion Date, (w) an executed Assignment and Assumption Agreement substantially in the form of Exhibit A hereto, (x) a completed notice substantially in the form of Exhibit B hereto, (y) the required assignment fee and (z) any other information reasonably required by the Collateral Trustee or the Loan Agent, including information required under applicable “know your customer” regulations.

(f) The assignee of such Class A-1-RL Loans shall deliver to the Collateral Trustee, the Loan Agent, the Collateral Manager and the Issuer at least five Business Days prior to the Conversion Date a transferee representation letter substantially in the form of Exhibit B-3 of the Indenture.

(g) Each Lender hereby acknowledges and agrees to the terms of Section 2.14 of the Indenture and the applicable Exhibit A-1 to the Indenture.

Section 3.8. Re-Pricing. Notwithstanding anything herein or in the Indenture to the contrary, the Applicable Margin shall not be subject to re-pricing under the terms of Section 9.7 of the Indenture.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.1. First Refinancing Date. The obligations of each Initial Lender to make the Secured Loans shall not become effective until the time on the First Refinancing Date that each of the following conditions is satisfied:

(a) Execution of Indenture and this Agreement. The Indenture and this Agreement are executed and delivered.

(b) Opinions; Certificates; Rating Letters. The Collateral Trustee shall have received the opinions and certificates and the Borrower shall have received the rating letters specified in Section 3.1 of the Indenture.

ARTICLE V

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1. Related to Certain Corporate Formalities. The Borrower represents and warrants to the Lenders, the Collateral Trustee and the Loan Agent that:

(a) The Borrower is a limited liability company duly formed and validly existing and in good standing under the law of the State of Delaware.

(b) The Borrower has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

(c) Assuming (A) that all representations and warranties of the Lenders in this Agreement are true and correct and assuming compliance by each such Lender with applicable transfer restriction provisions and other provisions herein and in the Indenture and (B) that all representations and warranties of all of the holders of the Debt in the Indenture (whether deemed or delivered in any representation letter required under the Indenture) are true and correct and assuming compliance by each holder of Debt with applicable transfer restriction provisions and other provisions in the Indenture, (x) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, (y) all governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (z) it is not required to register as an investment company under the Investment Company Act.

(d) Its obligations under this Agreement and the Indenture constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Section 5.2. Related to Payment of Principal and Interest. Principal of and interest on the Secured Loans shall be payable by the Borrower in accordance with the terms of this Agreement and the Indenture pursuant to the Priority of Payments. Amounts properly withheld under the Code or other Applicable Law or FATCA by any Person from a payment to any Lender shall be considered as having been paid by the Borrower to such Lender for all purposes of this Agreement.

Section 5.3. Related to Maintenance of Office or Agency. The Borrower hereby appoints the Bank as the Loan Agent and appoint the Loan Agent as a Paying Agent for payments on the Secured Loans and to maintain the Loan Register as set forth in Section 8.15. The Borrower will maintain a process agent in accordance with Section 7.2 of the Indenture.

Section 5.4. Related to Funds for Payment. All payments of amounts due and payable with respect to any Secured Loan that are to be made from amounts withdrawn by the Collateral Trustee from the Payment Account shall be made on behalf of the Borrower by the Loan Agent. Section 10.3(a) of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.5. Related to the Existence of the Borrower. Section 7.4 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.6. Related to Protection of Assets. Section 7.5 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.7. Related to Opinions as to Assets. Section 7.6 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.8. Related to Performance of Obligations. Section 7.7 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.9. Negative Covenants. Section 7.9 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.10. Related to Statement as to Compliance. Section 7.10 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.11. Successors Substituted. Section 7.12 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.12. Related to No Other Business. Section 7.13 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.13. Related to Notice of Rating Changes. Section 7.14 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.14. Related to Certain Tax Matters. Section 7.17 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.15. Objection to Insolvency Proceeding. So long as any Debt is Outstanding, the Borrower shall promptly object to the institution of any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings or other Proceedings under Delaware law, United States federal or state bankruptcy law or similar laws against it and shall take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that, such obligation shall be subject to the availability of funds therefor under the Priority of Payments. The costs and expenses (including, without limitation, fees and expenses of counsel to the Borrower) incurred by the Borrower in connection with their obligations described in the immediately preceding sentence will be payable as Administrative Expenses, subject to the expense cap in the Priority of Payments.

Section 5.16. Related to the Security Interest in the Assets. Section 7.5 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.17. Related to the Patriot Act; Anti-Money Laundering; Sanctions. The Borrower on behalf of itself, its Affiliates and each of its and its Affiliates respective officers, directors and employees (collectively, the “Relevant AML Persons”) hereby represent, warrant, acknowledge and agree that:

(a) The Lenders, pursuant to the requirements of the U.S. Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Patriot Act, and the Borrower hereby agrees to promptly provide such information reasonably available to it without undue burden or expense to each Lender following any written request therefore.

(b) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the Patriot Act (collectively, “Anti-Money Laundering Law”), the Collateral Trustee and the Loan Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Trustee and the Loan Agent. Accordingly, the Borrower hereby agrees to provide to the Collateral Trustee and the Loan Agent upon request from time to time such identifying information and documentation as may be available to the Borrower in order to enable the Collateral Trustee and the Loan Agent to comply with any Anti-Money Laundering Law.

(c) No Relevant AML Person has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction, and it and its Affiliates have instituted and maintain policies and procedures designed to prevent any such violation.

(d) No Relevant AML Person is or is owned or controlled by Persons that are: (x) the target of any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union, the French Republic, His Majesty’s Treasury and/or any other relevant sanctions authority (collectively, “Sanctions”; any such Person, a “Sanctioned Person”) or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”), including Cuba, Iran, Burma, North Korea, Sudan, Syria, the Crimea, and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine.

(e) Each Relevant AML Person shall (1) maintain and shall ensure that each of its Affiliates maintains policies and procedures designed to prevent violation of any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction and (2) shall not, directly or indirectly, use the proceeds of any Secured Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, as applicable, or (B) in any other manner that would result in a violation of Sanctions by any Person, including any Person participating in the transaction contemplated by the Offering Circular, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent, trustee or otherwise.

Section 5.18. Related to Regulation W. The Borrower hereby covenants and agrees that, with respect to each Lender hereunder, no proceeds of any Secured Loan made by a Lender hereunder will be used (a) for the benefit of, or transferred, to a broker-dealer Affiliate (or any other Affiliate) of such Lender, including with respect to payment of any arranger or underwriter fees or (b) to purchase any Collateral Obligations or other assets from any Affiliate of such Lender.

Section 5.19. Investment Company Act; Volcker Rule. None of the Borrower nor any of its subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940. The Borrower will be a “covered fund” under the Volcker Rule because (i) it is an entity that would be an investment company under the Investment Company Act but for its reliance on the exemption provided by Section 3(c)(7) thereunder; and (ii) it is not taking any action to qualify for any of the exclusions from the definition of “covered fund,” including the loan securitization exclusion. The Borrower believes that the Secured Loans will not constitute an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1. Events of Default. “Event of Default,” wherever used herein, means the occurrence of an “Event of Default” under and as defined in the Indenture, whether or not declared or notified to the Borrower or the Loan Agent (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

Upon the occurrence of an Event of Default and the acceleration of the Borrower’s obligations under the Indenture pursuant to the terms of Article V of the Indenture, the unpaid principal amount of the Secured Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Secured Loans, shall automatically become immediately due and payable by the Borrower hereunder, subject to and in accordance with the applicable provisions of the Indenture, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the rescission or annulment of the related Event of Default under the Indenture in accordance with the terms thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided, further, that no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.2. Remedies. The rights and remedies following the occurrence of an Event of Default are granted to the Collateral Trustee for the benefit of the Secured Parties under the Indenture. Each Lender and the Loan Agent agree and acknowledge that the remedies and rights following the occurrence of an Event of Default hereunder are governed by, and subject to the terms and conditions of, the Indenture. Any waiver or cure of an Event of Default under the Indenture that is also an Event of Default hereunder shall be deemed to be a waiver or cure, as applicable, of the corresponding Event of Default under this Agreement.

Section 6.3. Notice. The Borrower shall provide notice of any Event of Default under this Agreement to the Loan Agent, the Collateral Trustee, the Collateral Manager and the Lenders.

ARTICLE VII

THE COLLATERAL TRUSTEE AND THE LOAN AGENT

Section 7.1. Trustee. (a) The Borrower has appointed the Collateral Trustee pursuant to the Indenture and Granted to the Collateral Trustee a security interest in the Assets for the benefit of the Secured Parties, including the Lenders.

(b) The rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee as set forth in the Indenture, including Article VI thereof, shall also apply to the Collateral Trustee under this Agreement, mutatis mutandis. The Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, this Agreement and the other applicable Transaction Documents to which it is a party and no implied covenants or obligations (fiduciary or otherwise) shall be read into the Indenture, this Agreement or other Transaction Documents against the Collateral Trustee. For avoidance of doubt, any successor to the Collateral Trustee under the Indenture shall be the Collateral Trustee under this Agreement.

Section 7.2. Appointment of the Loan Agent. The Lenders hereby designate the Bank to act as Loan Agent hereunder. By becoming a party to this Agreement, each Lender hereby irrevocably authorizes the Loan Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Loan Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Loan Agent may perform any of its duties hereunder or under the other Credit Documents by or through its officers, directors, agents, employees or affiliates. Each Lender acknowledges and agrees that the Loan Agent shall not have the right and authority to exercise any remedial right and power with respect to the Assets hereunder, under the Indenture or any other Collateral Documents.

Section 7.3. Nature of Duties. The Loan Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Collateral Documents to which it is a party. None of the Loan Agent or any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith that it reasonably believes to be authorized or within its rights or powers or within its discretion hereunder, unless caused by its or their gross negligence, willful misconduct or bad faith. The Loan Agent shall not have a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Loan Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. No provision of this Agreement shall require the Loan Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services. The Loan Agent shall not be liable for any error of judgment made in good faith by a Trust Officer of the Loan Agent, unless it shall be proven that the Loan Agent was grossly negligent in ascertaining the pertinent facts.

Section 7.4. Lack of Reliance on the Loan Agent. Independently and without reliance upon the Loan Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Secured Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Loan Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Secured Loans or at any time or times thereafter. The Loan Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the satisfaction of any of the conditions precedent set forth in Article IV hereof or the financial condition of the Borrower or the existence or possible existence of any Default.

Section 7.5. Certain Rights of the Loan Agent. (a) The Loan Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request or direction of the Borrower mentioned herein may be sufficiently evidenced by a Borrower Order.

(c) Whenever in the administration of this Agreement, the Loan Agent shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Loan Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s certificate or Borrower Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Loan Agent may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services.

(d) As a condition to the taking or omitting of any action by it hereunder, the Loan Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon.

(e) The Loan Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any Lenders pursuant to this Agreement, unless such Lenders shall have offered to the Loan Agent security or indemnity reasonably satisfactory to the Loan Agent against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction.

(f) The Loan Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other documents.

(g) The Loan Agent may execute any of the rights, privileges or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Loan Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by the Loan Agent with due care.

(h) The Loan Agent shall not be liable for any action it takes, suffers or omits to take that it reasonably believes to be authorized or within its rights or powers or within its discretion hereunder, other than acts or omissions constituting bad faith, willful misconduct or gross negligence of the Loan Agent’s duties hereunder.

(i) The permissive rights of the Loan Agent to perform any discretionary act enumerated in this Agreement shall not be treated as a duty and the Loan Agent shall not be answerable for other than its bad faith, gross negligence or willful misconduct.

(j) Nothing herein shall be construed to impose an obligation on the part of the Loan Agent to monitor, recalculate, evaluate or (absent manifest error) verify any report, certificate or information received from the Borrower, the Collateral Manager (unless and except to the extent otherwise expressly set forth herein), the Collateral Administrator or the Collateral Trustee.

(k) The Loan Agent shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, transfer agent, paying agent or calculation agent (other than itself in such capacities), clearing agency, loan syndication, administrative or similar agent, DTC, Euroclear or Clearstream, or for the acts or omissions of the Collateral Manager or the Borrower.

(l) The Loan Agent shall not be required to give any bond or surety in respect of the execution of this Agreement or the powers granted hereunder.

(m) The Loan Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services).

(n) To the extent any defined term hereunder, or any calculation required to be made or determined by the Loan Agent hereunder, is dependent upon or defined by reference to GAAP, the Loan Agent shall be entitled to request and receive (and rely upon) instruction from the Borrower or the accountants identified, which may or may not be the Independent accountants appointed by the Borrower pursuant to Section 10.9 of the Indenture (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Borrower) as to the application of GAAP in such connection, in any instance.

(o) The Loan Agent or its Affiliates are permitted to provide services and to receive additional compensation that could be deemed to be in the Loan Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments; if otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments under the Indenture.

(p) The Loan Agent shall not have any obligation to determine: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by the Indenture or (ii) if the Collateral Manager has not provided it with the information necessary for making such determination, whether the conditions specified in the definition of “Delivered” have been complied with.

(q) For all purposes hereunder and under the Indenture, the Loan Agent shall not be deemed to have notice or knowledge of any Event of Default unless a Trust Officer assigned to and working in the Corporate Trust Office responsible for the administration of this Agreement has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or a Default is received by a Trust Officer of the Loan Agent at the Corporate Trust Office, and such notice references the Debt generally, the Borrower, this Agreement or the Indenture. For purposes of determining the Loan Agent’s responsibility and liability hereunder, whenever reference is made in the Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or a Default of which the Loan Agent is deemed to have notice as described in this clause.

(r) In addition to its rights, protections, benefits, immunities and indemnities provided herein, the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee as set forth in the Indenture, including Article VI thereof, and the Calculation Agent under the Collateral Administration Agreement, shall also apply to the Loan Agent under this Agreement, mutatis mutandis; provided that the Loan Agent shall be held to the standard of conduct set forth in this Agreement and the foregoing shall not impose upon the Loan Agent any of the duties or standards of care (including without limitation any duties of a prudent person) of the Collateral Trustee or the Calculation Agent. The Loan Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the other applicable Collateral Documents to which it is a party and no implied covenants or obligations shall be read into this Agreement against the Loan Agent.

(s) The Loan Agent shall not be responsible for the preparation, filing, continuation or correctness of any financing statement or perfection of any Lien or security interest.

(t) The Loan Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Borrower or the Collateral Manager in accordance with this Agreement and/or, to the extent permitted under this Agreement, the Lenders, relating to the time, method and place of exercising any power conferred upon such Loan Agent under this Agreement.

In no event shall the Loan Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, lost profits) even if the Loan Agent has been advised of the likelihood of such damages and regardless of the form of action.

Whether or not therein expressly provided, every provision of the Agreement relating to the conduct or affecting the liability of or affording protection to the Loan Agent shall be subject to the provisions of this Section 7.5.

Section 7.6. Not Responsible for Recitals or Borrowing of Secured Loans. The recitals contained herein shall be taken as the statements of the Borrower and the Loan Agent assumes no responsibility for their correctness. The Loan Agent makes no representation as to the validity or sufficiency of this Agreement (except as may be made with respect to the validity of the Loan Agent’s obligations hereunder), the Assets or the Debt. The Loan Agent shall not be accountable for the use or application by the Borrower of the Debt or the proceeds thereof or any amounts paid to the Borrower pursuant to the provisions hereof.

Section 7.7. May Hold Secured Loans. The Bank, in its individual or any other capacity, and its Affiliates, may become the owner or pledgee of a Secured Loan and may otherwise deal with the Borrower or any of its Affiliates with the same rights it would have if it were not an agent.

Section 7.8. Assignee of Assignment and Assumption Agreement. Subject to the requirements set forth in Section 8.15, the Loan Agent and the Collateral Trustee may deem and treat the assignee of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 8.4(c) as a Lender under this Agreement for all purposes hereof unless and until the Loan Agent receives and accepts a subsequent Assignment and Assumption Agreement properly executed and delivered pursuant to Section 8.4(c).

Section 7.9. Compensation and Reimbursement.

(a) The Borrower agrees:

(i) To pay fees to the Bank, in its role as Loan Agent in the amount and manner specified in the fee letter dated on or prior to the First Refinancing Date, as the same may be amended or otherwise modified from time to time; provided that, such fees shall be payable as Administrative Expenses in accordance with the terms of the Indenture and Priority of Payments;

(ii) except as otherwise expressly provided herein, to reimburse the Loan Agent (subject to any written agreement between the Borrower and the Loan Agent) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Loan Agent in accordance with any provision of this Agreement (including the reasonable compensation and expenses and disbursements of its agents and legal counsel, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith);

(iii) to indemnify the Loan Agent and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable fees and costs of agents, experts and attorneys) incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Agreement or the enforcement of the provisions hereof, including the Borrower’s indemnity obligations, and the costs and expenses of defending themselves against any claim (whether brought by or involving the Borrower or any third party) or liability in connection with the exercise or performance of any of its powers or duties hereunder and under any other Transaction Document; and

(iv) The Borrower’s obligations under this Section 7.9(a) shall survive the termination of this Agreement and the resignation or removal of the Loan Agent.

(b) The Loan Agent hereby agrees not to cause the filing of a petition in bankruptcy against the Borrower for the non-payment to the Loan Agent of any amounts provided by this Section 7.9 hereof until at least one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Debt. Nothing in this Section 7.9 hereof shall preclude, or be deemed to estop, the Loan Agent (i) from taking any action prior to the expiration of the aforementioned one year (or, if longer, the applicable preference period then in effect) plus one day in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Loan Agent, or (ii) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(c) The Loan Agent acknowledges that all payments payable to it under this Agreement shall be subject to the Priority of Payments in the Indenture and shall be payable as Administrative Expenses. If, on any date when any amount shall be payable to the Loan Agent pursuant to this Agreement, insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available. Following realization of the Assets and distribution of proceeds in the manner provided in the Priority of Payments in the Indenture, any obligations of the Borrower and any claims of the Loan Agent against the Borrower shall be extinguished and shall not thereafter revive.

Section 7.10. Loan Agent Required; Eligibility. There shall at all times be a Loan Agent hereunder, which shall be an organization or entity organized and doing business under the laws of the United States of America or of any state thereof, that (i) is authorized under such laws to exercise corporate trust powers, (ii) has a combined capital and surplus of at least U.S.$200,000,000, (iii) is subject to supervision or examination by federal or state authority, (iv) has an office within the United States and (v) meets the ratings requirements for corporate trustee liability set forth in the definition of “Eligible Institution” in the Indenture. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Loan Agent shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 7.11. Resignation and Removal of Loan Agent; Appointment of Successor Loan Agent. (a) No resignation or removal of the Loan Agent and no appointment of a successor loan agent (a “Successor Loan Agent”) pursuant to this Article shall become effective until the acceptance of appointment by the Successor Loan Agent under this Section 7.11. The indemnification in favor of the Loan Agent in Section 7.9 hereof shall survive any resignation or removal.

(b) The Loan Agent may resign at any time by giving notice thereof to the Borrower, the Collateral Trustee, the Collateral Manager, each Lender and each Rating Agency not less than 30 days prior to such resignation. If the Loan Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason, the Borrower shall promptly appoint a Successor Loan Agent by Borrower Order, one copy of which shall be delivered to the Loan Agent, the Collateral Trustee, the Successor Loan Agent, each Lender and the Collateral Manager; provided, that such Successor Loan Agent shall be appointed unless a Majority of the Controlling Class or a Majority of the Preferred Shares has objected to such appointment within 60 days after notice thereof; in such event, or if the Borrower shall fail to appoint a Successor Loan Agent within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, or at any time when an Event of Default shall have occurred and be continuing, a Successor Loan Agent may be appointed by a Majority of the Controlling Class or a Majority of the Preferred Shares delivered to the Borrower, the Collateral Trustee and the Loan Agent. The Successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the Successor Loan Agent and supersede any Successor Loan Agent proposed by the Borrower. If no Successor Loan Agent shall have been appointed and an instrument of acceptance by a Successor Loan Agent shall not have been delivered to the Loan Agent and the Collateral Trustee within 90 days after the giving of such notice of resignation, the resigning Loan Agent, or any Lender, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Loan Agent satisfying the requirements of Section 7.10 herein.

(c) The Loan Agent may be removed at any time by a Majority of the Controlling Class or the Collateral Manager at any time, or may be removed at any time when an Event of Default shall have occurred and be continuing by a Majority of the Controlling Class.

(d) If at any time:

(i) the Loan Agent shall cease to be eligible under Section 7.10 hereof and shall fail to resign after request therefor by the Borrower or by a Majority of the Controlling Class; or

(ii) the Loan Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

Then, in any such case (A) the Borrower, by a Borrower Order, may remove the Loan Agent, or (B) any Lender may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a Successor Loan Agent.

(e) The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a Successor Loan Agent to each Rating Agency, the Collateral Trustee and to each Lender. Such notice shall include the name of the Successor Loan Agent and the address of its Corporate Trust Office. If the Borrower fails to provide such notice within 10 days after acceptance of appointment by the Successor Loan Agent, the Successor Loan Agent shall cause such notice to be given at the expense of the Borrower.

(f) The resignation or removal of the Collateral Trustee pursuant to the Indenture shall constitute the resignation or removal of the Loan Agent under this Agreement. The same Person that is appointed as successor trustee pursuant to Section 6.9 of the Indenture shall also be the successor Loan Agent and Collateral Trustee hereunder.

Section 7.12. Acceptance of Appointment by Successor Loan Agent. Any Successor Loan Agent appointed hereunder and qualified under Section 7.10 herein shall execute, acknowledge and deliver to the Borrower and the retiring Loan Agent an instrument accepting such appointment and agreeing to be bound by this Agreement (including the representations and warranties set forth in Section 7.14), the Indenture and the Account Control Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Loan Agent shall become effective and such Successor Loan Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Loan Agent; but, on request of the Borrower, a Majority of the Controlling Class, a Majority of the Preferred Shares or the Successor Loan Agent, such retiring Loan Agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such Successor Loan Agent all the rights, powers and trusts of the retiring Loan Agent, and shall duly assign, transfer and deliver to such Successor Loan Agent all property held by such retiring Agent hereunder. Upon request of any such Successor Loan Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such Successor Loan Agent all such rights, powers and trusts.

Section 7.13. Merger, Conversion, Consolidation or Succession to Business of Loan Agent. Any entity into which the Loan Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Loan Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Loan Agent, shall be the successor of the Loan Agent hereunder; provided that such entity shall be otherwise qualified and eligible under this Article VII hereof, without the execution or filing of any document or any further act on the part of any of the parties hereto. The Loan Agent shall give notice of such succession to the Borrower, the Collateral Manager and each Lender, and the Borrower shall give notice of such succession to each Rating Agency.

Section 7.14. Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a) Organization. The Bank is a national banking association with trust powers, duly and validly existing under the laws of the United States of America and has the power to conduct its business and affairs as a loan agent and trustee.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Loan Agent and Collateral Trustee under this Agreement. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and all of the documents required to be executed by the Bank pursuant hereto. Upon execution and delivery by the Bank, this Agreement will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors and subject to equitable principles (whether enforcement is sought in a legal or equitable proceeding).

(c) Eligibility. The Bank is eligible under Section 7.10 hereof to serve as Loan Agent hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration (which have not already been obtained) under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the banking or trust powers of the Bank, or (ii) to its knowledge will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it is bound.

Section 7.15. Withholding. If any amount is required by applicable law to be deducted or withheld from any payment to any Lender, such amount shall reduce the amount otherwise distributable to such Lender. The Loan Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Lender sufficient funds for the payment of any tax, including pursuant to FATCA and to timely remit such amounts to the appropriate taxing authority. Such authorization shall not prevent the Loan Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings. The amount of any withholding tax imposed with respect to any Lender shall be treated as cash distributed to such Lender at the time it is deducted or withheld by the Borrower or the Loan Agent, as applicable, and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Loan Agent may in its sole discretion withhold such amounts in accordance with this Section 7.15. If any Lender wishes to apply for a refund of any such withholding tax, the Loan Agent shall reasonably cooperate with such Lender in making such claim so long as such Lender agrees to reimburse the Loan Agent for any out-of-pocket expenses incurred.

Section 7.16. USA PATRIOT Act. Each of the Loan Agent and the Lenders hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Loan Agent and the Lenders to identify the Borrower in accordance with the PATRIOT Act.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Certain Tax Matters. (a) Each Lender (including, for the purposes of this Section 8.1, any beneficial owner of Debt), by acceptance of the Secured Loans, shall be deemed to have agreed to treat the Secured Loans, to the extent outstanding for U.S. federal income tax purposes, as debt for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) Each Lender shall be deemed to have agreed that it will timely furnish the Borrower, the Loan Agent or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9 in the case of a Person that is a United States Tax Person or an applicable IRS Form W-8 (together with all applicable attachments) in the case of a Person that is not a United States Tax Person, or any successors to such IRS forms) that the Borrower, the Loan Agent or their respective agents reasonably request in order to (A) make payments to the beneficial owner without, or at a reduced rate of, deduction or withholding, (B) qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Such Lender shall be deemed to acknowledge that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to such Lender, or to the Borrower. Amounts withheld by the Borrower or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to such Lender by the Borrower.

(c) Each Lender, if it is not a United States Tax Person, represents that (i) it is (A) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); (B) not a “10 percent shareholder” with respect to the Borrower within the meaning of section 871(h)(3) of the Code; and (C) not a “controlled foreign corporation” that is related to the Borrower within the meaning of section 881(c)(3)(C) of the Code; (ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Borrower are effectively connected with its conduct of a trade or business within the United States and includible in its gross income; or (iii) has provided an IRS Form W-8BEN-E representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States.

(d) Each Lender shall be deemed to have agreed that it will provide the Borrower and the Loan Agent with certifications necessary to establish that it is not subject to withholding tax under FATCA, and to correct and update such information as necessary.

(e) Each Lender, if it is not a United States Tax Person, is not, and will not be, a member of an “expanded group” (within the meaning of the Section 385 Rules) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (A) the Borrower is a “controlled partnership” (within the meaning of the Section 385 Rules) with respect to such expanded group or (B) the Borrower is an entity disregarded as separate from either such domestic corporation or an entity that is treated as a “controlled partnership” (within the meaning of the Section 385 Rules) with respect to such expanded group; provided that such beneficial owner may acquire Secured Loans in violation of this restriction if it provides the Borrower with an opinion of nationally recognized U.S. tax counsel experienced in such matters, in form and substance satisfactory to the Collateral Manager, to the effect that the acquisition or transfer of Secured Loans will not cause such Secured Loans to be recharacterized as equity under the Section 385 Rules.

Section 8.2. Right of Setoff. Each Lender hereby waives any right of setoff that the Lender may have against the Borrower in respect of any obligation arising hereunder.

Section 8.3. Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or electronic mail (if an e-mail address for the relevant party is set forth on Schedule 2)) and mailed, emailed, telecopied, cabled or delivered, if to the Borrower, the Collateral Manager, any Rating Agency, the Loan Agent, the Collateral Trustee and/or any Lender,

at its address provided in writing to the Borrower and Loan Agent or, in the case of any Lender becoming party hereto after the First Refinancing Date, the related Assignment and Assumption Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. Any such notice or communication shall be deemed to have been given or made as of: the date so delivered, if delivered personally or by overnight courier; when receipt is acknowledged, if telecopied; if sent by electronic mail (if an e-mail address for the relevant party is set forth on Schedule 2), when received in the electronic mail account thereof and three (3) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Loan Agent shall provide a copy of any notice or communication received from a Lender to the Collateral Trustee, the Borrower and the Collateral Manager.

(b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Collateral Trustee and the Loan Agent may, prior to receipt of such written confirmation, act without liability upon the basis of such telephonic notice believed by the Loan Agent or the Collateral Trustee, as applicable, in good faith to be from the Borrower and/or the Collateral Manager (including an Officer thereof). In each such case, the Borrower hereby waives the right to dispute the Collateral Trustee or the Loan Agent’s record of the terms of such telephonic notice absent manifest error.

(c) For so long as State Street Bank and Trust Company is the Loan Agent and the Collateral Trustee, all notices that are required to be delivered to the Lenders by the Loan Agent or the Collateral Trustee may be made available via the Collateral Trustee Website and such posting on the website shall be considered delivery thereof. The Collateral Trustee Website shall initially be located at www.myStateStreet.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Collateral Trustee shall have the right to change the way such statements and the Transaction Documents are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Collateral Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Collateral Trustee Website, the Collateral Trustee may require registration and the acceptance of a disclaimer. The Collateral Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Collateral Trustee disseminates in accordance with this Agreement or the Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(d) In the event that any provision in this Agreement calls for any notice or document to be delivered simultaneously to the Collateral Trustee and the Loan Agent and any other person or entity, the Collateral Trustee’s and the Loan Agent’s receipt of such notice or document shall entitle the Collateral Trustee and the Loan Agent to assume that such notice was delivered to such other person or entity unless otherwise expressly specified herein or unless the Collateral Trustee or Loan Agent is responsible for sending such notice or document pursuant to the Indenture or hereunder.

(e) The Loan Agent (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Agreement or any other Credit Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any Person providing such instructions or directions shall provide to the Loan Agent an incumbency certificate listing authorized Persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Loan Agent email or facsimile instructions (or instructions by a similar electronic method) and the Loan Agent in its discretion elects to act upon such instructions, the Loan Agent’s reasonable understanding of such instructions shall be deemed controlling. The Loan Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Loan Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Loan Agent, including without limitation the risk of the Loan Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 8.4. Benefit of Agreement; Participations; Assignment. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto to the extent permitted under this Section 8.4; provided, that, (i) except as provided in Section 14.6 of the Indenture, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender, the Collateral Trustee and the Loan Agent, and (ii) except as provided in Section 8.4(c) hereof, no Lender may assign or transfer any of its rights or obligations hereunder.

(b) Participations. Each Lender may at any time grant participations in any of its rights hereunder to one or more commercial banks, insurance companies, funds or other financial institutions subject to the terms of this Section 8.4(b). In the event of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower shall be determined as if such Lender had not sold such participation. In addition, no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Documents, except that the Lender may grant the right in the participation to direct the Lender to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Secured Loan in which such participant is participating or waive any prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, (y) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents) or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 14.6 of the Indenture) herein. Each participation shall be subject to the related participant providing the Lender the representations and warranties applicable to Lenders set forth in Section 8.16 herein.

(c) Assignments.

(i) Any Lender may assign all or a portion of its rights and obligations under this Agreement (including, such Lender’s Secured Loan) to one or more commercial banks, insurance companies, funds or other financial institutions (including one or more Lenders) (x) if no Event of Default has occurred and is continuing, with the consent of the Borrower (such consent not to be unreasonably withheld) and (y) if an Event of Default has occurred and is continuing, without the consent of the Borrower; provided that, the Borrower shall be deemed to have consented to any such assignment if it does not provide its written objection within 10 Business Days of receiving a request for consent to a proposed assignment. No consent of the Borrower shall be required for any assignment by a Lender to (x) an Affiliate of such Lender or (y) another Lender. If any Lender so assigns all or a part of its rights hereunder, any reference in this Agreement to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would if it were such assigning Lender.

(ii) Each assignment pursuant to this Section 8.4(c) shall be effected by the assigning Lender and the assignee Lender executing an Assignment and Assumption Agreement (an “Assignment and Assumption Agreement”), which Assignment and Assumption Agreement shall be substantially in the form of Exhibit A (appropriately completed); provided that, in each case, unless otherwise consented to by the Borrower, the Assignment and Assumption Agreement shall contain a representation and warranty by the assignee to the Loan Agent and the Borrower that such assignee is an Approved Lender. In the event of (and at the time of) any such assignment, either the assigning Lender or the assignee Lender shall pay to the Loan Agent a nonrefundable assignment fee of $3,500. No transfer or assignment under this Section 8.4(c) shall be effective until recorded by the Loan Agent on the Loan Register pursuant to Section 8.15. To the extent of any assignment pursuant to this Section 8.4(c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned interest in the Secured Loans. Each Lender and the Borrower agree to execute such documents (including amendments to this Agreement and the other Credit Documents (to the extent authorized to do so under such Credit Documents)) as shall be necessary to effect the foregoing. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Secured Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

Section 8.5. No Waiver; Remedies Cumulative. No failure or delay on the part of the Loan Agent, the Collateral Trustee or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Loan Agent, the Collateral Trustee or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other

Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder, except as expressly set forth herein or therein. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Loan Agent, the Collateral Trustee or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Loan Agent, the Collateral Trustee or the Lenders to any other or further action in any circumstances without notice or demand. The Lenders acknowledge that their ability to exercise remedies hereunder is limited by the provisions (including any restrictions on such remedies) of the Indenture.

Section 8.6. Payments Pro Rata. (a) The Loan Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Secured Loans hereunder and pursuant to the Indenture, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their Applicable Outstanding Percentage.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, its Secured Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amount then owed and due to such Lender bears to the total of such amount then owed and due to all of the Lenders immediately prior to such receipt, then such Lender shall hold such amounts in trust for the applicable Lender and return such amounts to the Loan Agent for distribution to the applicable Lender as soon as reasonably practicable.

Section 8.7. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION

OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE LOAN AGENT, THE COLLATERAL TRUSTEE OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THE PREVIOUS PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY (OTHER THAN THE BORROWER, THE COLLATERAL TRUSTEE AND THE LOAN AGENT) TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SCHEDULE 2. THE BORROWER IRREVOCABLY APPOINTS CORPORATION SERVICE COMPANY AS ITS AUTHORIZED AGENT ON WHICH ANY AND ALL LEGAL PROCESS MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 8.8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement; provided, however, that no electronic signatures may be affixed through the use of a third party signature affixation service such as DocuSign. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Collateral Trustee and the Loan Agent.

Section 8.9. Effectiveness. This Agreement shall become effective on the date and time that the conditions set forth in Section 4.1 hereof are satisfied.

Section 8.10. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 8.11. Amendment or Waiver. (a) This Agreement may not be changed, waived, discharged or terminated (other than (x) pursuant to Section 8.22 or (y) in order to facilitate a Conversion Option in accordance Section 3.7 hereof or to facilitate an Assignment in accordance with Section 8.4 hereof) unless the consent of the Collateral Manager has been obtained and, other than in connection with a Conforming Amendment, the prior written consent of a Majority of the Lenders has been obtained, and such change, waiver, discharge or termination is in writing signed by the Borrower, the Loan Agent and the Collateral Trustee; provided that no such change, waiver or termination shall, without the consent of each Lender (provided that, in the case of the following clause (i) such Lender holds Secured Loans directly affected thereby):

(i) extend any time fixed for the payment of any principal of the Secured Loans, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post default increase in interest rates) or fees thereon, or reduce the principal amount thereof, or change the currency of payment thereof;

(ii) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents);

(iii) amend, modify or waive any provision of Section 8.6 or clause (a) of this Section 8.11;

(iv) reduce the percentage specified in the definition of Majority;

(v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as permitted by Section 8.4);

(vi) waive any prepayment required pursuant to Section 3.3; or

(vii) amend, modify or waive any provision of Section 8.16.

(b) Subject to clause (c) below, with the consent of the Collateral Manager, the Borrower, the Loan Agent and the Collateral Trustee may enter into a Conforming Amendment without the consent of any Lenders hereto other than to the extent such consent is required pursuant to Article VIII of the Indenture. Each Lender hereby directs and authorizes the Collateral Trustee and the Loan Agent to enter into any such Conforming Amendment.

(c) Notwithstanding anything to the contrary herein, the Borrower, the Loan Agent and the Collateral Trustee may enter into a Conforming Amendment to issue Additional Loans in accordance with Section 3.1(c) herein, with only the consent of the Lenders making such Additional Loans.

(d) Not later than 10 Business Days (or if in connection with a Refinancing or issuance of Additional Debt, five (5) Business Days) prior to the execution of any proposed amendment, the Loan Agent, at the request and expense of the Borrower, shall deliver a copy of such proposed amendment to the Lenders, the Collateral Trustee (who shall forward to the Holders of the Notes), the Collateral Manager and any Rating Agency. The Loan Agent and the Collateral Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. Neither the Collateral Trustee nor the Loan Agent shall be obligated to enter into any amendment or supplement that, as determined by it, adversely affects its duties, obligations, liabilities or protections under the Credit Documents.

(e) No change, waiver, discharge or termination of this Agreement shall affect in any manner, amend, waive or modify the terms of the Indenture.

(f) Notwithstanding anything herein to the contrary, Section 3.7 of this Agreement may be removed with the consent of 100% of the Lenders, and no Class of Debt shall have the right to object or be required to consent to the removal of Section 3.7. Upon the removal of Section 3.7 in accordance with the immediately preceding sentence, any provision of the Indenture related to Section 3.7, including, without limitation, Section 2.14 of the Indenture, shall have no further force or effect for the purposes of this Agreement.

Section 8.12. Survival; Severability. (a) All indemnities set forth herein and Section 8.17 hereof shall survive the termination of this Agreement, the making and repayment of the Secured Loans and the resignation and/or removal of the Loan Agent and the Collateral Trustee.

(b) In case any provision in this Class A-1-RL Loan Agreement or the Secured Loans shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.13. Domicile of Secured Loans. Subject to the limitations of Section 8.4, each Lender may transfer and carry its Secured Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Lender.

Section 8.14. The Patriot Act. In furtherance of Section 5.17 hereof, the Lenders hereby notify the Borrower that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Patriot Act.

Section 8.15. Loan Register; Participant Register. (a) The Lenders hereby acknowledge that the Loan Agent will serve as the Borrower’s agent, solely for purposes of this Section 8.15, to maintain a register (the “Loan Register”) on which it shall record the names and addresses of each Lender, the outstanding Secured Loans (including, the outstanding principal amounts thereof and stated interest thereon, and any assignments thereof) made by each such persons and each repayment in respect of the principal amount of the Secured Loans.

(b) Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Secured Loans. With respect to any Lender, the assignment of the rights to the principal of, and interest on, any Secured Loan made by such Lender shall not be effective until such assignment is recorded on the Loan Register maintained by the Loan Agent with respect to ownership of such Secured Loan as provided in this Section 8.15 and prior to such recordation all amounts owing to the assignor with respect to such Secured Loan shall remain owing to the assignor. The Secured Loans made by the Initial Lenders on the First Refinancing Date shall be registered on the Loan Register by the Loan Agent on such date. The registration of an assignment of all or part of any Secured Loan shall be recorded on the Loan Register only upon the acceptance by the Loan Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 8.4(c). Absent manifest error, the information contained in the Loan Register will be conclusive evidence of the rights and obligations of each Lender with respect to the Secured Loans held by such Lender and each party hereto shall treat each person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

(c) The Loan Agent will provide to the Borrower, the Collateral Manager, the Collateral Trustee or the Collateral Manager a complete list of Lenders (other than a Lender that instructs the Loan Agent in writing otherwise) at any time upon receipt by the Loan Agent of written notice from the Borrower, the Collateral Trustee or the Collateral Manager five (5) Business Days prior. Upon reasonable request, the Loan Agent will provide to any Lender evidence that such Lender and its Secured Loans are recorded on the Loan Register.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in Secured Loans or other obligations under the Credit Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Secured Loans or other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Secured Loan or other obligation is in registered form under Section 5f.103 1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Loan Agent and Collateral Trustee (in their capacities as Loan Agent and Collateral Trustee) shall have no responsibility for maintaining a Participant Register.

Section 8.16. Lender Representations, etc. By executing this Agreement, whether on the date hereof or pursuant to an assignment permitted hereunder, each Lender represents, warrants and covenants as follows:

(i) it is a commercial bank, insurance company, fund or other financial institution that is a Qualified Institutional Buyer and a Qualified Purchaser; provided that it understands that by entering into the transactions contemplated hereby it is making a loan under a commercial credit facility and that by making the foregoing representation no Lender is characterizing the transactions contemplated herein as the making of an investment in “securities” as defined in the Securities Act;

(ii) in connection with its lending under the Secured Loan: (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (B) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates; (C) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement and the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) it has read and understands this Agreement and the Indenture; and (E) it is a sophisticated investor and is acquiring an interest in such Secured Loan with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks;

(iii) by executing this Agreement, whether on the date hereof or pursuant to an assignment permitted hereunder, each Lender represents, warrants and covenants as follows:

(A) on each day it is a Lender, (x) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of the Secured Loan (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (y) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Secured Loan (or any interest therein) will not constitute or result in a violation of any Other Plan Law;

(B) if such Lender is, or is acting on behalf of, a Benefit Plan Investor (i) none of the Borrower, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator or any of their respective affiliates, has provided or will provide any investment advice within the meaning of Section 3(21) of ERISA to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), in connection with its acquisition, holding or disposition of the Secured Loans and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Secured Loans; and

(C) it understands that if the Borrower determines that any of the representations, warranties or covenants made by a Lender in paragraphs (A) and (B) above are false or misleading, such Lender will be required by the Borrower to sell or otherwise transfer its Secured Loans to an eligible purchaser (selected by the Borrower) at a price to be agreed between the Borrower (exercising its sole discretion) and such eligible purchaser at the time of sale, subject to the transfer restrictions set out herein and in the Indenture. It understands that the Borrower shall be entitled to deduct from the sale or transfer price an amount equal to all the expenses and costs incurred and any loss suffered by the Borrower as a result of such forced transfer and such Lender will receive the balance, if any;

(iv) it understands that the Borrower has not been registered under the Investment Company Act, and that the Borrower is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act; and

(v) it makes, or is deemed to make, the representations set forth in Section 2.13 of the Indenture.

Each Lender understands that the Borrower, the Loan Agent, the Collateral Trustee, the Collateral Administrator, the Collateral Manager and each of their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

Section 8.17. No Petition; Non-Recourse Obligations. (a) The Collateral Trustee, the Loan Agent and each Lender or Holder or beneficial owner of an interest herein hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Borrower until one year (or if longer, the then applicable preference period) plus one day after all Debt has been paid in full, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under the laws of the State of Delaware or any federal or state bankruptcy or other similar law. The Collateral Trustee, the Loan Agent and each Lender or Holder or beneficial owner of an interest herein acknowledges and agrees that if it files or causes the filing of a petition under bankruptcy law or any other similar law against the Borrower prior to the expiration of the period specified in the preceding sentence, any claim that it has against the Borrower (including under all Secured Debt of any Class held by it) or with respect to any Collateral Obligations (including any proceeds thereof) will, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder or beneficial owner of any Secured Debt that does not seek to cause any such filing with such subordination being effective until all Secured Debt held by each Holder or beneficial owner that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). This agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower will direct the Collateral Trustee to segregate payments and take other reasonable steps to effect the foregoing.

(b) The Loan Agent, the Collateral Trustee and each Lender agrees that the obligations of the Borrower under the Secured Loans and this Agreement are limited recourse obligations of the Borrower, payable solely from the Assets available at such time in accordance with the terms of the Credit Documents, and, following repayment and realization of the Assets and application of the proceeds thereof in accordance with the Indenture, any claims of the Loan Agent or the Lenders and obligations of the Borrower hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Secured Loans against any member, shareholder, owner, employee, officer, director, manager, advisor, agent or incorporator or organizer of the Borrower or the Collateral Manager or their respective successors or assigns for any amounts payable under the Secured Loans, this Agreement or the Indenture. It is understood that the foregoing provisions of this Section 8.17(b) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Secured Loans until the Assets have been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive.

(c) This Section 8.17 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

Section 8.18. [Reserved].

Section 8.19. Acknowledgment. The Borrower hereby acknowledges that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrower pursuant to the terms of this Agreement, and the relationship between the Lenders and the Loan Agent on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor.

Section 8.20. Limitation on Suits. No Lender shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Agreement or the Indenture except as provided in Section 5.4 of the Indenture.

Section 8.21. Unconditional Rights of Lenders to Receive Principal and Interest. Notwithstanding any other provision in this Agreement, but subject to Section 8.17, the Lenders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Secured Loans as such principal and interest become due and payable in accordance with the Priority of Payments and, subject to the provisions of Section 3.6, Section 8.19 and Section 8.20 hereof, and Section 5.4 of the Indenture, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

Section 8.22. Termination of Agreement. Without prejudice to any provision of the Indenture, this Agreement and all rights and obligations hereunder, other than those expressly specified as surviving the termination of this Agreement and the repayment of the Secured Loans and those set forth in Section 2.3 of the Indenture with respect to the Lenders, the Secured Loans, the Collateral Trustee or the Loan Agent, shall terminate at such time that all of the Secured Loans are repaid in full in accordance with the terms herein or upon the final distribution of all proceeds of any liquidation of all of the Assets.

Section 8.23. Lender Information; Voting. (a) Any notice to Lenders required hereunder or under the Indenture shall be provided as set forth in Section 14.3 of the Indenture and Section 8.3 of this Agreement.

(b) Promptly after the Loan Agent is notified in writing or the Loan Agent becomes aware that the holders of any of the Secured Loans are entitled to vote with respect to any matter under the Indenture (or otherwise, including under any Transaction Document), the Loan Agent (or the Collateral Trustee) shall give written notice to the Lenders (which may be in the same form as the corresponding notice by the Collateral Trustee to the Holders of Notes and given in accordance with Section 8.3 of this Agreement) stating: (i) the issue to be voted upon, (ii) the date and time by which holders of such Secured Loans must cast their votes, and (iii) the date and time by which the holders of the Secured Loans may instruct the Loan Agent on how they vote (if such date and time is different than any corresponding deadline under the Indenture), which date and time shall not be later than 24 hours before the Lenders must vote.

(c) The Loan Agent shall vote such Secured Loans whenever the holders thereof shall be entitled to vote thereon in proportion to the instructions received from the Lenders based on their Applicable Outstanding Percentage if such instruction has been received by the Loan Agent by the date and time indicated in the notice described in clause (b) above; provided that, the Loan Agent shall refrain from voting Secured Loans in the proportion of the interest therein represented by Lenders from whom the Loan Agent does not obtain such instructions by such date and time.

Section 8.24. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary herein, in any other Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

*   *   *

[Signatures begin on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OWL ROCK CLO XI, LLC,
as Borrower

By:	/s/ Donald Puglisi
Name: Donald Puglisi
Title: President

Class A-1-RL Loan Agreement

STATE STREET BANK AND TRUST COMPANY, as Loan Agent

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

Class A-1-RL Loan Agreement

STATE STREET BANK AND TRUST COMPANY,
as Collateral Trustee

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

Class A-1-RL Loan Agreement

AZB FUNDING 11 LIMITED, as Class A-1-RL Lender

By:	/s/ Daisuke Otomo
Name: Daisuke Otomo
Title: Executive Director

Signature Page to Class A-1-RL Loan Agreement

ANNEX I

DEFINITIONS

Any defined terms used herein shall have the respective meanings set forth herein.

“Additional Loan” shall have the meaning assigned to such term in Section 3.1(c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Aggregate Class A-1-RL Commitment” means the sum of all Class A-1-RL Commitments, which shall be $50,000,000 on the First Refinancing Date, and as may be increased by the amount of any Additional Loans in accordance with Section 3.1(c) hereof.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Anti-Money Laundering Law” shall have the meaning assigned to such term in Section 5.17(b).

“Applicable Law” with respect to any Person or matter means any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

“Applicable Margin” means 1.45%; provided that on and after April 27, 2029, the Applicable Margin for the Class A-1-RL Loans shall be 1.70%.

“Applicable Outstanding Percentage” means, with respect to each Lender, the percentage obtained by dividing the Aggregate Outstanding Amount of such Lender’s Secured Loans by the Aggregate Class A-1-RL Commitment as of such date of determination, as shown on Schedule 1 to this Agreement (or, in the case of any Lender which becomes a Lender pursuant to any Assignment and Assumption Agreement, as provided in such Assignment and Assumption Agreement) and as reflected in Loan Register as of such date.

“Approved Lender” means a commercial bank, insurance company, fund or other financial institution that makes each of the representations set forth in Section 8.16.

“Assignment and Assumption Agreement” shall have the meaning assigned to such term in Section 8.4(c).

“Assignment/Conversion” shall have the meaning assigned to such term in Section 3.7.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benefit Plan Investor”: Any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies or (iii) entity whose underlying assets could be deemed to include “plan assets” by reason of any such employee benefit plan’s or any such plan’s investment in the entity within the meaning of the Plan Asset Regulation.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Borrower Order” shall have the meaning assigned to “Issuer Order” or “Issuer Request” in the Indenture; provided that, for this purpose references therein to “this Indenture” shall be read to mean “the Indenture or this Agreement.”

“Class A-1-RL Commitment” shall have the meaning assigned to such term in Section 2.1(b).

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Documents” means the Indenture, the Account Control Agreement and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing or pursuant to which a lien is granted in accordance with the terms of the Indenture as security for any of the Secured Loans.

“Collateral Manager” means, in its capacity as assert manager to the Borrower under the Collateral Management Agreement, unless and until a replacement Collateral Manager shall have become “Collateral Manager” pursuant to the Collateral Management Agreement and the Indenture and thereafter “Collateral Manager” shall mean such replacement collateral manager.

“Collateral Trustee” shall mean State Street Bank and Trust Company in its capacity as Collateral Trustee hereunder and under the Indenture.

“Conforming Amendment” means an amendment to this Agreement to make corresponding changes to this Agreement to reflect any changes to the Indenture effected pursuant to Article VIII of the Indenture.

“Conversion Date” shall have the meaning assigned to such term in Section 3.7(a).

“Conversion Option” means the option of the Converting Lender to convert all or a portion of such Lender’s Secured Loan into an equivalent principal amount of Class A Notes pursuant to Section 3.7 hereof and Section 2.14 of the Indenture.

“Converting Lender” means the Lender (if any) that has elected to convert all or a portion of its Secured Loan into Class A Notes.

“Credit Document” means this Agreement, the Collateral Documents and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing.

“Debt” means the Secured Loans and each Class of Notes issued pursuant to the Indenture.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in accordance with the provisions of this Agreement, become an Event of Default.

“Dollar” or “$” means dollars in lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ERISA” The United States Employee Retirement Income Security Act of 1974, as amended.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 6.1.

“Fiduciary” shall have the meaning assigned to such term in Section 8.16(iii).

“First Refinancing Date” means April 27, 2026.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Indenture” means that certain amended and restated indenture and security agreement, dated as of April 27, 2026, between the Borrower and the Collateral Trustee, as the same may be further amended, modified or supplemented from time to time pursuant to the terms thereof.

“Initial Lender” means each Lender named on Schedule 1 hereto, executing this Agreement on the First Refinancing Date.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lender” means any of the creditors that are parties to this Agreement and have agreed to fund a portion of the Aggregate Class A-1-RL Commitment, including each Initial Lender and each Person which becomes an assignee pursuant to Section 8.4(c).

“Loan Agent” means State Street Bank and Trust Company, as loan agent under this Agreement, and any successor thereto.

“Loan Register” is defined in Section 8.15.

“Majority” means, with respect to the Lenders and the Secured Loans, Lenders holding more than 50% of the Aggregate Class A-1-RL Commitment (as of the applicable date).

“Other Plan Law” means any local, state, other federal or non-U.S. laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code.

“Participant Register” shall have the meaning assigned to such term in Section 8.15(d).

“Patriot Act” shall have the meaning assigned to such term in Section 5.17(a).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Plan Asset Regulation” U.S. Department of Labor regulations, 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Rating Agency” means each “Rating Agency” as set forth from time to time under the Indenture, which as of the First Refinancing Date shall be Moody’s.

“Relevant AML Persons” shall have the meaning assigned to such term in Section 5.17.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Sanctioned Country” shall have the meaning assigned to such term in Section 5.17(d).

“Sanctioned Person” shall have the meaning assigned to such term in Section 5.17(d).

“Sanctions” shall have the meaning assigned to such term in Section 5.17(d).

“Secured Loans” shall have the meaning assigned to such term in Section 2.1(a).

“Securities Act” means the United States Securities Act of 1933, as amended.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” or “U.S.” means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

“Volcker Rule” means the final Volcker Rule published on December 10, 2013 under Section 619 of the Dodd-Frank Act, as amended from time to time.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Class A-1-RL loan agreement identified below (the “Class A-1-RL Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Class A-1-RL Loan Agreement, as of the Effective Date (i) all of the Assignor’s rights and obligations as a Lender under the Class A-1-RL Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Class A-1-RL Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment are without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	Legal Name of Assignee:
Assignee’s Address for Notices:
Details of electronic messaging system:
Payment Instructions:
Federal Taxpayer ID No. of Assignee:

3.	Borrower (s):	OWL ROCK CLO XI, LLC

4.	Loan Agent: State Street Bank and Trust Company, as the loan agent under the Class A-1-RL Loan Agreement.

5.

Class A-1-RL Loan Agreement: The Class A-1-RL Loan Agreement, dated as of April 27, 2026, among Owl Rock CLO XI, LLC, the Lenders from time to time party thereto, and State Street Bank and Trust Company, as Loan Agent and as Collateral Trustee.

6.	Assigned Interest:

	Amount Assigned			Amount Retained
Outstanding Principal Amount of the Secured Loan:	U.S.$	[	●]	U.S.$	[	●]

Effective Date: ____________, 20__ (the “Effective Date”)

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title: Authorized Signatory

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

CLASS A-1-RL LOAN AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Class A-1-RL Loan Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Class A-1-RL Loan Agreement, (ii) it meets all requirements of an Approved Lender under the Class A-1-RL Loan Agreement (subject to receipt of such consents as may be required under the Class A-1-RL Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Class A-1-RL Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Class A-1-RL Loan Agreement and the Indenture and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Loan Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Loan Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. The Assignee hereby makes all of the representations and warranties applicable to it as a Lender pursuant to Section 8.16 of the Class A-1-RL Loan Agreement, which Section is incorporated herein by reference as if set forth in full hereunder.

2. Payments. From and after the Effective Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Loan Agent for the benefit of (x) the Assignor for amounts which have accrued to but excluding the Effective Date and to (y) the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF CONVERSION NOTICE

Owl Rock CLO XI, LLC

c/o Puglisi & Associates

850 Library Avenue

Suite 204, Newark, DE 19711

State Street Bank and Trust Company, as Collateral Trustee and Loan Agent

1776 Heritage Drive

Mail Code: JAB0527

North Quincy, Massachusetts 02171

Attention: Owl Rock CLO XI, LLC

Blue Owl Credit Advisors LLC

299 Park Avenue

37th Floor

New York, New York 10022

S&P Global Ratings

55 Water Street, 41st Floor

New York, New York 10041-0003

Attention: Structured Credit – CDO Surveillance

Reference is hereby made to the Class A-1-RL loan agreement, dated as of April 27, 2026 among Owl Rock CLO XI, LLC, as borrower, various financial institutions and other persons which are, or may become, parties thereto as Lenders (the “Lenders”) and State Street Bank and Trust Company, as loan agent and Collateral Trustee (the “Class A-1-RL Loan Agreement”), as the same may be supplemented or amended from time to time in accordance with its terms. Capitalized terms used but not defined herein shall have the meanings given them in the Class A-1-RL Loan Agreement.

[Pursuant to Section 3.7 of the Class A-1-RL Loan Agreement, the undersigned hereby provides notice to the Borrower, the Collateral Trustee, the Loan Agent, the Collateral Manager and any Rating Agency that it is exercising the Conversion Option. The undersigned hereby certifies that it holds Aggregate Outstanding Amount of the Secured Loans in the amount of U.S.$____________ and requests that U.S.$____________ of the Secured Loans be converted into Class A Notes on or before [●].1]2

[1]

[No earlier than five Business Days after the delivery of the notice (or such earlier date as may be reasonably agreed to by the Lender, the Collateral Trustee and the Loan Agent); provided that if the Secured Loans to be so converted have been assigned on any Business Day subsequent to the immediately prior Payment Date, then the Conversion Date shall only occur on a Payment Date.]

[2]	Insert for Conversion Option exercise only.

[Pursuant to Section 3.7(d) of the Class A-1-RL Loan Agreement, the undersigned hereby provides notice to the Collateral Trustee, the Loan Agent, the Collateral Manager and the Borrower that they are exercising the Conversion Option in connection with an Assignment/Conversion and that that they are also concurrently herewith delivering to the Collateral Trustee, the Loan Agent, the Collateral Manager and the Borrower an executed copy of an Assignment and Assumption Agreement. [Insert name of Assignor] hereby certifies that it holds [Aggregate Outstanding Amount] of the Secured Loans in the amount of U.S.$____________, is assigning U.S.$____________ of the Secured Loans to [Insert name of Assignee] (the “Assignee”) and requests that the Aggregate Outstanding Amount of the Secured Loans being assigned be converted into Class A Notes and delivered to the Assignee as Class A Notes on or before [●].3]4

The undersigned agrees to provide reasonable assistance to the Collateral Trustee and the Loan Agent in connection with such [conversion][Assignment/Conversion], including, but not limited to, providing instructions to DTC.

[Lender][Assignee] DTC Participant No.: ___________________

Name of Custodian: ___________________

Contact Name: _______________________

Telephone No.: _______________________

E-mail Address: ______________________

In order to coordinate the DWAC with Transfer Agent Please contact: [●]

[remainder of page intentionally left blank]

[3]

[No earlier than five Business Days after the delivery of the notice (or such earlier date as may be reasonably agreed to by the Lender, the Collateral Trustee and the Loan Agent); provided that, if the Secured Loans to be so converted have been assigned on any Business Day subsequent to the immediately prior Payment Date, then the Conversion Date shall only occur on a Payment Date.]

[4]	Insert for Assignment/Conversion.

[NAME OF LENDER]

By:

[[NAME OF ASSIGNEE]

By: ]

EXHIBIT C

[RESERVED]

SCHEDULE 1

CLASS A-1-RL COMMITMENTS AND PERCENTAGES

[Attached Separately]

SCHEDULE 2

NOTICE DATA

Lender

AZB Funding 11 Limited

Taylor Potts

190 S. LaSalle Street, 8th Floor

Chicago, IL 60603

Phone: (312) 332-7830

Email: taylor.potts@usbank.com

Chicago.Aozora.Team@usbank.com

AZB.Funding11.Limited.Notices@usbank.com

Corporate Banking Service Division

Phone: 81-3-6752-1147

Email: afadmin@aozorabank.co.jp

Aozora Bank, Ltd.

6-1-1, Kojimachi, Chiyoda-ku

Tokyo, Japan 102-8660

Phone: 81-3-6752-1147

Fax: 81-3-6752-1447

Email: afadmin@aozorbank.co.jp

   icad@aozorabank.co.jp

Collateral Trustee and Collateral Administrator and Loan Agent

State Street Bank and Trust Company

1776 Heritage Drive

Mail Code: JAB0527

North Quincy, Massachusetts 02171

Attention: Owl Rock CLO XI, LLC

Borrower

Owl Rock CLO XI, LLC

c/o Puglisi & Associates

850 Library Avenue

Suite 204, Newark, DE 19711

With a copy to the Collateral Manager

Collateral Manager

Blue Owl Credit Advisors LLC

299 Park Avenue

37th Floor

New York, New York 10022

Rating Agencies

S&P Global Ratings

55 Water Street, 41st Floor

New York, New York 10041-0003

Attention: Structured Credit – CDO Surveillance

SCHEDULE 3

LENDER WIRE TRANSFER INSTRUCTIONS

For AZB FUNDING 11 LIMITED

Bank Name: U.S. Bank N.A.

ABA #: 091 000 022

Acct. Name: AZB Funding 11 Limited

Acct. #: 104796856326

FFC: 197944

SCHEDULE 4

COLLATERAL TRUSTEE WIRING INSTRUCTIONS

State Street Bank and Trust Company

FED WIRING INSTRUCTIONS (CASH)

Bank Name: State Street Bank

ABA #: 011-000-028

Account Name: Owl Rock CLO XI, LLC, ORT4

Account Number: 12162129

Reference: Owl Rock CLO XI, LLC